PRESS RELEASE

                                                                        Contact:
                                                                  Todd A. Gipple
                                                        Executive Vice President
                                                         Chief Financial Officer
                                                                  (309) 736-3580

FOR IMMEDIATE RELEASE
May 2, 2002

                               QCR Holdings, Inc.

                    Announces Third Quarter Earnings Results

         QCR Holdings, Inc. (Nasdaq/QCRH) today announced earnings for the third fiscal quarter ended March 31, 2002 of $614,000, or both basic and diluted earnings per share of $.22. For the same fiscal quarter in 2001, the Company reported earnings of $623,000, or basic earnings per share of $.28 and diluted earnings per share of $.27. Earnings for the nine months ended March 31, 2002 were $2.0 million, or basic and diluted earnings per share of $.73 and $.72, respectively, as compared to $1.6 million, or basic and diluted earnings per share of $.72 and $.70, respectively, for the same period in fiscal 2001.

         "We are pleased with the operating results for the quarter and nine months ended March 31, 2002," said Doug Hultquist, President and Chief Executive Officer. "The Company recognized significant increases in net interest income of $986,000 for the quarter and $2,398,000 for the nine months ended March 31, 2002. Gains on sales of residential real estate loans were again a significant contributor to our earnings results as the Company realized increased gains of $104,000 for the quarter and $1,039,000 for the nine months ended March 31, 2002."

          Michael Bauer, Chairman of the Company and President and Chief Executive Officer of Quad City Bank & Trust added, "We have worked hard to significantly improve our net interest margin during the recent period of unprecedented declines in interest rates. As a result, our net interest margin improved to 3.66% and 3.68% for the quarter and nine months ended March 31, 2002, respectively, as compared to one year ago when it was 3.29% for the quarter and 3.33% for the nine-month period." He continued, "The Company was also well positioned to take advantage of the significant residential real estate mortgage volume created by the record low mortgage rates in the last half of calendar 2001. While, as we anticipated, mortgage volumes have decreased in the first calendar quarter of 2002, we believe that we have continued to expand our share of the residential mortgage market both in the Quad Cities and in Cedar Rapids."

         The significant earnings improvements in net interest margin and gains on sales of real estate loans were partially offset by the anticipated start-up costs at the Company's newly chartered bank subsidiary, Cedar Rapids Bank & Trust, and increased loan loss provision expense primarily due to substantial loan growth at the Company's subsidiary banks during the period. Also impacting earnings for both the quarter and nine months ended March 31, 2002 were legal costs at the Company's subsidiary, Quad City Bancard, related to its arbitration proceedings to collect a large customer receivable and the subsequent settlement of the dispute in February 2002. As a result of the settlement, an amount was paid by the customer to Bancard, which resulted in the collection of the receivable, less an amount that approximated the costs of continued arbitration. The effect of the settlement was a reduction in third quarter after-tax earnings of approximately $175,000. While management believed that the claims were without merit, a determination was made that a settlement at that time was the most cost effective option for the Company.

         "The Bancard settlement costs reduced earnings for the quarter and nine months ended March 31, 2002 by approximately $.06 per share," noted Todd Gipple, Executive Vice President and Chief Financial Officer. He added, "Earnings per share before this one-time charge were $.28 for the quarter and $.79 for the nine months ended March 31, 2002. We are quite pleased that reported earnings per share for the fiscal year to date have remained at prior year levels, even with the current year impact of the start-up costs at our new charter, the Bancard settlement and related legal costs, and the increased loan loss provisions required due to the 25% growth in our loan portfolio. While after-tax start-up losses at Cedar Rapids Bank and Trust, including the pre-charter branch losses, are $900,000 this fiscal year to date, these losses have been less than anticipated, and the bank's growth has been more rapid than expected."

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

         The Company's total assets increased 24% to $495.5 million at March 31, 2002 from $400.9 million at June 30, 2001. During the same period, net loans increased by $71.1 million or 25% to $354.7 million from $283.6 million at June 30, 2001. Total deposits increased 20% to $364.0 million at March 31, 2002 from $302.1 million at June 30, 2001. Stockholders' equity rose to $30.7 million at March 31, 2002 as compared to $23.8 million at June 30, 2001. Contributing to the increase in stockholders' equity, in addition to earnings for the period, was a $5.0 million private placement of common stock in September 2001 in conjunction with the opening of the new bank in Cedar Rapids.

         "Cedar Rapids Bank & Trust continues to be a significant contributor to the Company's growth in assets, loans, and deposits since our opening in mid-September of 2001. We have experienced rapid growth in our first six months of operations and our charter has reached total assets of $55.0 million, net loans of $36.9 million, and deposits of $36.4 million as of March 31, 2002," noted Cedar Rapids Bank & Trust President and Chief Executive Officer, Larry Helling. He added, "We continue to add new commercial and retail banking relationships each week, and we are pleased with the market's reaction to our strategy of providing the highest levels of service and a personalized banking relationship."

         QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City and Cedar Rapids communities via its wholly owned subsidiaries. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, and Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in merchant credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois.

         Special Note Concerning Forward-Looking Statements

         This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

         A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business;
(iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

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

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

                                                          As of
                                         ---------------------------------------
                                          March 31,     June 30,       March 31,
                                            2002          2001            2001
                                         ---------------------------------------
(dollars in thousands, except share data)

SELECTED BALANCE SHEET DATA
Total assets .........................   $  495,505    $  400,948    $  406,711
Securities ...........................       72,947        56,710        54,761
Total loans ..........................      360,155       287,865       277,446
Allowance for estimated loan losses ..        5,405         4,248         4,084
Total deposits .......................      364,002       302,155       309,064
Total stockholders' equity ...........       30,724        23,817        23,079
Common shares outstanding ............    2,744,896     2,265,420     2,265,420
Book value per common share ..........        11.19    $    10.51    $    10.19
Full time equivalent employees .......          186           167           166
Tier 1 leverage capital ratio ........        8.42%         7.78%         7.54%


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

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

                                                                     As of
                                                    --------------------------------------
                                                     March 31,      June 30,     March 31,
                                                       2002          2001          2001
                                                    --------------------------------------
(dollars in thousands)

ANALYSIS OF LOAN DATA
Nonaccrual loans ................................   $    1,608    $    1,232    $    1,161
Accruing loans past due 90 days or more .........          754           495           440
Other real estate owned .........................           --            47            --
Total nonperforming assets ......................        2,362         1,774         1,601

Net charge-offs (For the nine months
  ended/fiscal year ended) ......................   $      381    $      259    $      201

Loan mix:
  Commercial ....................................   $  282,008    $  209,889    $  195,071
  Real estate ...................................       38,114        40,587        45,146
  Installment and other consumer ................       40,033        37,389        37,229
Total loans .....................................      360,155       287,865       277,446

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

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

                                                      For the               For the
                                                    Quarter Ended        Nine Months Ended
                                                      March 31,             March 31,
                                               --------------------------------------------
                                                  2002        2001       2002        2001
                                               --------------------------------------------
(dollars in thousands, except per share data)

SELECTED INCOME STATEMENT DATA
Interest income ............................   $  7,082    $  7,279    $ 20,927    $ 21,522
Interest expense ...........................      3,130       4,313       9,763      12,756
Net interest income ........................      3,952       2,966      11,164       8,766
Provision for loan losses ..................        498         148       1,537         668
Noninterest income .........................      1,829       1,632       5,869       4,420
Noninterest expense ........................      4,395       3,471      12,640      10,015
Income tax expense .........................        274         356         904         876
Net income .................................        614         623       1,952       1,627

Earnings per common share (basic) ..........   $   0.22    $   0.28    $   0.73    $   0.72
Earnings per common share (diluted) ........   $   0.22    $   0.27    $   0.72    $   0.70

AVERAGE BALANCES

Assets .....................................   $480,634    $400,379    $444,601    $384,571
Deposits ...................................    351,498     309,251     326,919     299,233
Loans ......................................    342,974     271,702     321,496     260,465
Stockholders' equity .......................     30,757      22,444      28,661      21,433

KEY RATIOS

Return on average assets (annualized) ......       0.51%       0.62%       0.59%       0.56%
Return on average common equity (annualized)       7.99%      11.10%       9.08%      10.12%
Net interest margin ........................       3.66%       3.29%       3.68%       3.33%
Efficiency ratio ...........................      76.00%      75.47%      74.17%      75.80%

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

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

                                                       For the Quarter Ended     For the Nine Months Ended
                                                              March 31,                   March 31,
                                                     ------------------------------------------------------
                                                          2002         2001          2002          2001
                                                     ------------------------------------------------------
(dollars in thousands, except share data)

ANALYSIS OF NONINTEREST INCOME
Merchant credit card fees, net of processing costs   $       414   $       402   $     1,437    $     1,203
Trust department fees ............................           594           566         1,591          1,583
Deposit service fees .............................           256           218           719            565
Gain on sales of loans, net ......................           418           314         1,651            612
Securities gains (losses), net ...................            --            --            (1)           (23)
Other ............................................           147           132           472            480
   Total noninterest income ......................         1,829         1,632         5,869          4,420

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits ...................   $     2,538   $     2,105   $     7,313    $     5,841
Professional and data processing fees ............           327           267         1,111            860
Advertising and marketing ........................           148           113           435            393
Occupancy and equipment expense ..................           606           489         1,743          1,407
Stationery and supplies ..........................           125            83           361            253
Postage and telephone ............................           127            98           356            292
Other ............................................           524           316         1,321            969
   Total noninterest expenses ....................         4,395         3,471        12,640         10,015

WEIGHTED AVERAGE SHARES
Common shares outstanding (a) ....................     2,743,668     2,265,420     2,665,972      2,269,476
Incremental shares from assumed conversion:
    Options ......................................        61,241        45,692        52,702         47,335
Adjusted weighted average shares (b) .............     2,804,909     2,311,112     2,718,674      2,316,811

(a)  Denominator for Basic Earnings Per Share
(b)  Denominator for Diluted Earnings Per Share

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